Commvault Announces First Quarter Fiscal 2026 Financial Results
Exceeded Guidance Across All Top Line Metrics
Record Total Revenue of $282 million, up 26% year-over-year
Annualized Recurring Revenue (ARR)1 grew to $996 million, up 24% year-over- year

Tinton Falls, N.J. – July 29, 2025 – Commvault [Nasdaq: CVLT] today announced its financial results for the fiscal first quarter ended June 30, 2025.
“Commvault delivered a strong start to the fiscal year, fueled by customer growth, disciplined execution, and rising demand for our industry-leading cyber resilience platform,” said Sanjay Mirchandani, President and CEO, Commvault. “With a best-in-class partner ecosystem and continuous innovation that we believe sets us apart, we are well-positioned to continue to take share in fiscal 2026 and beyond.”
Notes are contained at the end of this Press Release

First Quarter Fiscal 2026 Highlights -
•Total revenues were $282 million, up 26% year over year
•Total ARR1 grew to $996 million, up 24% year over year, or 21% on a constant currency basis using March 31, 2025 spot rates
•Subscription revenue was $182 million, up 46% year over year, inclusive of term-based license revenue of $109 million, up 36% year over year, and SaaS revenue of $72 million, up 66% year over year
•Subscription ARR1 grew to $844 million, up 33% year over year, or 30% on a constant currency basis using March 31, 2025 spot rates
•Income from operations (EBIT) was $25 million, an operating margin of 8.9%
•Non-GAAP EBIT2 was $58 million, an operating margin of 20.7%
•Operating cash flow was $32 million, with free cash flow2 of $30 million

Recent Business Highlights -
•For the 14th time in a row, Commvault has been named a Leader in the Gartner® Magic Quadrant™ for Backup and Data Protection Platforms.
•Commvault announced enhancements to its post quantum computing capabilities, designed to help customers protect their highly sensitive, long-term data from a new generation of cyber threats.
•Commvault continues to drive value for our global customers through strategic partnerships that enhance incident response capabilities, cyber resilience, and more. In Q1, Commvault announced enhanced partnerships with CrowdStrike, Deloitte, HPE, and Kyndryl.
•Commvault Cloud achieved GovRAMP Authorized status for its cyber resilience SaaS solutions at the state level, complementing its unique FedRAMP High authorization at the federal level.

Financial Outlook for Second Quarter and Full Year Fiscal 20263 -
We are providing the following guidance for the second quarter of fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $272 million and $274 million
•Subscription revenue is expected to be between $174 million and $176 million
•Non-GAAP gross margin2 is expected to be between 81% and 82%
•Non-GAAP EBIT margin2 is expected to be approximately 20%

We are providing the following updated guidance for the full fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $1,161 million and $1,165 million
•Total ARR1 is expected to grow 18% year over year
•Subscription revenue is expected to be between $753 million and $757 million
•Subscription ARR1 is expected to grow 24% year over year
•Non-GAAP gross margin2 is expected to be between 81% and 82%
•Non-GAAP EBIT margin2 is expected to be approximately 20.5%
•Free cash flow2 is expected to be between $210 million and $215 million
The above statements are based on the incorporation of actual first quarter results, current targets and the acquisition of Satori Cyber, Ltd., which is expected to close in the second quarter of fiscal 2026. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, July 29, 2025 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting

Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Investor Relations Contact
Michael J. Melnyk, CFA
646-522-6160
mmelnyk@commvault.com

Media Contact
Andrea Duffy
646-295-5241
andreaduffy@commvault.com

Overview
($ in thousands)

	Q1'25		Q2'25		Q3'25		Q4'25		Q1'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Subscription:
Term-based license	$80,405	13%	$84,427	22%	$97,625	21%	$107,954	33%	$109,282	36%
SaaS	43,675	69%	49,611	75%	60,696	82%	65,274	69%	72,445	66%
Total subscription	124,080	28%	134,038	37%	158,321	39%	173,228	45%	181,727	46%
Perpetual license	13,736	4%	10,522	(27)%	16,423	10%	14,962	(2)%	7,335	(47)%
Customer support	76,288	(1)%	77,688	1%	77,078	—%	76,509	(1)%	79,021	4%
Other services	10,568	(2)%	11,030	(7)%	10,808	(1)%	10,340	(8)%	13,895	31%
Total revenues	$224,672	13%	$233,278	16%	$262,630	21%	$275,039	23%	$281,978	26%

Constant Currency - Revenue
($ in thousands)
The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Q1'25 Revenue as Reported (GAAP)	Q1'26 Revenue as Reported (GAAP)	Constant Currency Impact	% Change Y/Y (GAAP)	% Change Y/Y Constant Currency
Subscription:
Term-based license	$80,405	$109,282	$(2,157)	36%	33%
SaaS	43,675	72,445	(957)	66%	64%
Total subscription	124,080	181,727	(3,114)	46%	44%
Perpetual license	13,736	7,335	(193)	(47)%	(48)%
Customer support	76,288	79,021	(1,412)	4%	2%
Other services	10,568	13,895	(271)	31%	29%
Total	$224,672	$281,978	$(4,990)	26%	23%

Disaggregation of Revenues
($ in thousands)
Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q1'25		Q2'25		Q3'25		Q4'25		Q1'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$138,725	14%	$144,408	20%	$155,435	24%	$169,384	29%	$170,928	23%
International	85,947	13%	88,870	10%	107,195	17%	105,655	15%	111,050	29%
Total revenues	$224,672	13%	$233,278	16%	$262,630	21%	$275,039	23%	$281,978	26%

Total ARR, Subscription ARR and SaaS ARR1
($ in thousands)

	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26
Total ARR[1]	$802,709	$853,265	$889,628	$930,051	$996,202
Subscription ARR[1]	$635,910	$687,050	$734,212	$780,098	$843,873
SaaS ARR[1]	$187,908	$214,832	$258,957	$281,045	$306,874

Constant Currency - ARR1
($ in thousands)

The constant currency impact on ARR1 is calculated using the foreign exchange spot rates from March 31, 2025 and applying these rates to foreign-denominated results in the periods presented.

	Q1'25	Q2'25	Q3'25	Q4'25	Q1'26
Total ARR[1] as Reported	$802,709	$853,265	$889,628	$930,051	$996,202
Total ARR[1] using March 31, 2025 rates	$801,978	$838,074	$899,365	$930,051	$969,693

Subscription ARR[1] as Reported	$635,910	$687,050	$734,212	$780,098	$843,873
Subscription ARR[1] using March 31, 2025 rates	$634,946	$675,330	$741,526	$780,098	$822,695

SaaS ARR[1] as Reported	$187,908	$214,832	$258,957	$281,045	$306,874
SaaS ARR[1] using March 31, 2025 rates	$187,412	$210,585	$261,416	$281,045	$299,017

Additional Financial Information
•GAAP net income was $23 million, or $0.52 per diluted share
•Commvault repurchased approximately 82,000 shares of common stock for $15 million during the three months ended June 30, 2025
•Diluted shares outstanding as of June 30, 2025 were approximately 45 million
•Cash and cash equivalents totaled $363 million as of June 30, 2025

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2025	2024
Revenues:
Subscription:
Term-based license	$109,282	$80,405
Software-as-a-service	72,445	43,675
Total subscription	181,727	124,080
Perpetual license	7,335	13,736
Customer support	79,021	76,288
Other services	13,895	10,568
Total revenues	281,978	224,672
Cost of revenues:
Subscription:
Term-based license	2,242	1,778
Software-as-a-service	25,972	15,762
Total subscription	28,214	17,540
Perpetual license	245	337
Customer support	14,207	14,263
Other services	8,111	7,648
Total cost of revenues	50,777	39,788
Gross margin	231,201	184,884
Operating expenses:
Sales and marketing	122,479	95,950
Research and development	40,062	33,104
General and administrative	41,270	30,795
Depreciation and amortization	2,607	1,928
Restructuring	237	4,679
Change in contingent consideration	(545)	—
Total operating expenses	206,110	166,456
Income from operations	25,091	18,428
Interest income	2,009	1,802
Interest expense	(278)	(104)
Other income, net	61	528
Income before income taxes	26,883	20,654
Income tax expense	3,387	2,127
Net income	$23,496	$18,527
Net income per common share:
Basic	$0.53	$0.42
Diluted	$0.52	$0.41
Weighted average common shares outstanding:
Basic	44,326	43,678
Diluted	45,283	44,986

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2025	2025
ASSETS
Current assets:
Cash and cash equivalents	$363,234	$302,103
Trade accounts receivable, net	255,448	251,995
Assets held for sale	—	34,770
Other current assets	48,448	46,189
Total current assets	667,130	635,057

Deferred tax assets, net	130,139	133,378
Property and equipment, net	9,826	8,294
Operating lease assets	29,029	10,124
Deferred commissions cost	82,874	79,309
Intangible assets, net	19,666	20,737
Goodwill	185,255	185,255
Other assets	52,518	46,112
Total assets	$1,176,437	$1,118,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50	$373
Accrued liabilities	107,219	147,133
Current portion of operating lease liabilities	5,558	4,614
Deferred revenue	423,156	402,930
Total current liabilities	535,983	555,050

Deferred revenue, less current portion	241,714	223,282
Deferred tax liabilities	1,503	1,384
Long-term operating lease liabilities	24,059	6,338
Other liabilities	8,439	7,090

Total stockholders’ equity	364,739	325,122
Total liabilities and stockholders’ equity	$1,176,437	$1,118,266

Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$23,496	$18,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,692	1,957
Noncash stock-based compensation	30,180	26,404
Noncash change in fair value of equity securities	(61)	(70)
Noncash adjustment on headquarters sale leaseback	495	—
Noncash change in fair value of contingent consideration	(545)	—
Noncash operating lease expense	1,636	1,579
Deferred income taxes	3,908	(4,794)
Amortization of deferred commissions cost	10,989	7,458
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,748	19,681
Operating lease liabilities	(1,908)	(2,302)
Other current assets and Other assets	2,378	(2,203)
Deferred commissions cost	(15,072)	(8,269)
Accounts payable	(320)	129
Accrued liabilities	(47,260)	(23,011)
Deferred revenue	17,440	9,438
Other liabilities	(115)	168
Net cash provided by operating activities	31,681	44,692
Cash flows from investing activities
Purchase of property and equipment	(1,879)	(863)
Purchase of equity securities	(6,144)	(473)
Proceeds from sale of headquarters, net	34,849	—
Business combination, net of cash acquired	—	(21,000)
Net cash provided by (used in) investing activities	26,826	(22,336)
Cash flows from financing activities
Repurchase of common stock	(15,050)	(51,392)
Proceeds from stock-based compensation plans	—	5,340
Payment of debt issuance costs	(1,846)	—
Payment of financial liability	(12)	—
Net cash used in financing activities	(16,908)	(46,052)
Effects of exchange rate — changes in cash	19,532	(1,187)
Net increase (decrease) in cash and cash equivalents	61,131	(24,883)
Cash and cash equivalents at beginning of period	302,103	312,754
Cash and cash equivalents at end of period	$363,234	$287,871

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$4,900
Operating lease liabilities arising from obtaining right-of-use assets	$20,252	$1,968

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,
	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$25,091	$18,428
Noncash stock-based compensation[4]	30,105	22,396
FICA and payroll tax expense related to stock-based compensation[5]	1,799	1,363
Restructuring[6]	237	4,679
Amortization of intangible assets[7]	1,071	573
Litigation settlement[8]	—	675
Business combination costs[9]	—	189
Change in contingent consideration[10]	(545)	—
Adjustment on headquarters sale leaseback[11]	495	—
Non-GAAP income from operations	$58,253	$48,303

GAAP net income	$23,496	$18,527
Noncash stock-based compensation[4]	30,105	22,396
FICA and payroll tax expense related to stock-based compensation[5]	1,799	1,363
Restructuring[6]	237	4,679
Amortization of intangible assets[7]	1,071	573
Litigation settlement[8]	—	675
Business combination costs[9]	—	189
Change in contingent consideration[10]	(545)	—
Adjustment on headquarters sale leaseback[11]	495	—
Non-GAAP provision for income taxes adjustment[12]	(11,024)	(10,000)
Non-GAAP net income	$45,634	$38,402

GAAP diluted earnings per share	$0.52	$0.41
Noncash stock-based compensation[4]	0.66	0.50
FICA and payroll tax expense related to stock-based compensation[5]	0.04	0.03
Restructuring[6]	0.01	0.10
Amortization of intangible assets[7]	0.02	0.01
Litigation settlement[8]	—	0.02
Business combination costs[9]	—	—
Change in contingent consideration[10]	(0.01)	—
Adjustment on headquarters sale leaseback[11]	0.01	—
Non-GAAP provision for income taxes adjustment[12]	(0.24)	(0.22)
Non-GAAP diluted earnings per share	$1.01	$0.85
GAAP diluted weighted average shares outstanding	45,283	44,986

	Three Months Ended June 30,
	2025	2024
Non-GAAP gross margin reconciliation:
GAAP gross margin	82.0%	82.3%
Cost of revenues related to noncash stock-based compensation	0.4%	0.7%
Non-GAAP gross margin	82.4%	83.0%

	Three Months Ended June 30,
	2025	2024
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$31,681	$44,692
Purchase of property and equipment	(1,879)	(863)
Non-GAAP free cash flow	$29,802	$43,829

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP gross margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR), subscription ARR and SaaS ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues, ARR, subscription ARR and SaaS ARR on a constant currency basis. Commvault analyzes revenue growth, ARR, subscription ARR and SaaS ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, the change in the estimated fair value of contingent consideration, and adjustments from the sale and leaseback of headquarters from its non-GAAP results. These adjustments are further discussed in the reconciliation of GAAP to non-GAAP financial measures. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended June 30,
	2025	2024
Cost of revenues	$1,249	$1,581
Sales and marketing	12,586	9,486
Research and development	7,070	5,164
General and administrative	9,200	6,165
Stock-based compensation expense	$30,105	$22,396

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 6.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP gross margin. Commvault defines this non-GAAP financial measure as GAAP gross margin adjusted to exclude cost of revenues related to noncash stock-based compensation.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes recurring subscription offerings (including term licenses, SaaS, and utility software), maintenance related to perpetual and term licenses, extended maintenance contracts (enterprise support), and managed services. It excludes non-recurring elements such as perpetual licenses and professional services which are typically delivered at a point in time. ARR is calculated by dividing the total contract value by the number of days in the contract term and multiplying by 365. Subscription ARR includes only term licenses, SaaS, and utility arrangements, calculated using the same methodology as ARR. SaaS ARR includes only the cloud-hosted portion of Subscription ARR and is calculated using the same methodology.

These metrics should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and are not intended to be combined with or to replace those items. These metrics are not a forecast of future revenues. Management believes that reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis. See “Use of Non-GAAP Financial Measures" for additional explanation.

2.A reconciliation of GAAP to non-GAAP results has been provided in the reconciliation of GAAP to non-GAAP financial measures included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

4.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 6.

5.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

6.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by the restructuring plans.

7.Represents noncash amortization of intangible assets.

8.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. For the three months ended June 30,

2024, approximately $0.7 million was recorded in general and administrative expenses and the remaining $0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.

9.During fiscal 2025, Commvault incurred costs related to the acquisitions of Appranix, Inc. and Clumio, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

10.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

11.During the first quarter of fiscal 2026, we finalized the sale of our corporate headquarters and entered into a lease for a portion of the premises. These noncash charges represent accounting adjustments for a $1.3 million loss associated with the related lease terms and an $0.8 million adjustment to reflect the final sale price of the assets resulting in a net charge of $0.5 million recorded in general and administrative expense on the consolidated statements of operations.

12.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24%.